EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Lamar Advertising Company:

We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company and Lamar Media Corp. on Forms S-8 (Nos. 333-89034, 333-10337, 333-79571, 333-37858, 333-34840, 333-116007 and 333-116008), S-3 (No. 333-108688 and 333-48288) and S-4 (No. 333-108689, 333-120937, and 333-48266) of (a) our reports dated March 8, 2005 with respect to Lamar Advertising Company and subsidiary consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, (b) our reports dated March 8, 2005 with respect to Lamar Media Corp. and subsidiaries consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which reports appear in the December 31, 2004, annual report on Form 10-K of Lamar Advertising Company.

Our reports refer to the adoption of the provisions of SFAS No. 143, “Accounting for Assets Retirement Obligations” on January 1, 2003.

/s/ KPMG LLP

KPMG LLP

New Orleans, Louisiana
March 8, 2005